ETFs Liquidated:
iShares MSCI Emerging Markets
Consumer Discretionary ETF (EMDI)
iShares MSCI Emerging Markets
EMEA ETF (EEME)
iShares MSCI Emerging Markets
Energy Capped ETF (EMEY)
iShares MSCI Emerging Markets
Growth ETF (EGRW)
iShares MSCI Emerging Markets
 Value ETF (EVAL)